As filed with the Securities and Exchange Commission on January 14, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NUPATHE INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2218246
(State or other jurisdiction of incorporation	(I.R.S. Employer Identification No.)
or organization)

227 Washington Street, Suite 200
Conshohocken, Pennsylvania	19428
(Address of Principal Executive Offices)	(Zip Code)

NuPathe Inc. 2010 Omnibus Incentive Compensation Plan,

as amended and restated effective April 11, 2011

(Full title of the plan)

Michael F. Marino
Vice President, General Counsel and Secretary
227 Washington Street, Suite 200
Conshohocken, Pennsylvania 19428

(Name and address of agent for service)

(484) 567-0130

(Telephone number, including area code, of agent for service)

Copy of all communications to:

Michael N. Peterson

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103-2921

(215) 963-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, $0.001 par value	1,001,197 shares	$3.07	$3,073,675	$419.25

(1)                 Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers additional shares of the registrant’s common stock that may become issuable under the NuPathe Inc. 2010 Omnibus Incentive Compensation Plan by reason of stock splits, stock dividends or other similar transactions.

(2)                 Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based on the average of the high and low sales prices of the registrant’s common stock, as quoted on the NASDAQ Global Market, on January 8, 2013.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission (the “SEC”), this Registration Statement omits the information specified in Part I of Form S-8. Document(s) containing the information required by Part I will be sent or given to participants in the NuPathe Inc. 2010 Omnibus Incentive Compensation Plan as specified by Rule 428(b)(1) of the Securities Act. Such document(s) are not being filed with the SEC pursuant to Rule 424 of the Securities Act. Such document(s) and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(1)              The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Commission on March 20, 2012;

(2)              The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, filed with the SEC on May 10, 2012, August 14, 2012 and November 9, 2012, respectively;

(3)              The Registrant’s Current Reports on Form 8-K filed with the SEC on April 26, 2012, June 1, 2012, June 12, 2012, July 25, 2012, July 30, 2012, September 26, 2012, October 9, 2012, October 12, 2012, October 23, 2012, November 27, 2012 (as amended by the Form 8-K/A filed with the SEC on November 29, 2012), December 14, 2012 and January 11, 2013; and

(4)              The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the SEC on July 29, 2010, including any amendments or reports filed with the SEC for purposes of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, any document or portion thereof deemed to be furnished and not filed by the Registrant pursuant to SEC rules shall not be deemed to be incorporated by reference into this Registration Statement, to the extent so furnished and not filed.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Registrant’s Exchange Act file number with the SEC is 001-34836.

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Experts. The financial statements of the Registrant as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011 and the period from January 7, 2005 (inception) through December 31, 2011, have been incorporated by reference herein from the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2011 financial statements contains an explanatory paragraph that states that the Registrant’s recurring losses and negative cash flows from operations since its inception raise substantial doubt about the Registrant’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

To the extent that KPMG LLP audits and reports on the financial statements of the Registrant issued at future dates, and consents to the use of its report thereon, such financial statements also will be incorporated by reference in this Registration Statement in reliance upon said firm’s report and the authority of said firm as experts in accounting and auditing.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation, in its certificate of incorporation, may limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

• Transaction from which the director derived an improper personal benefit;

• Act or omission not in good faith or that involved intentional misconduct or a knowing violation of law;

• Unlawful payment of dividends or redemption of shares; or

• Breach of the director’s duty of loyalty to the corporation or its stockholders.

Section 145(a) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, so long as the person acted in good faith and in a manner he or she reasonably believed was in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such

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action, so long as the person acted in good faith and in a manner the person reasonably believed was in or not opposed to the corporation’s best interests; however, no indemnification shall be permitted if such person has been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against and incurred by such person, in any such capacity, or arising out of his or her status as such, whether or not the corporation could indemnify the person against such liability under Section 145 of the DGCL.

Our restated certificate of incorporation limits the liability of our directors to the fullest extent permitted under the DGCL. Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL. (Article VIII of our restated certificate of incorporation and Article VIII of our bylaws)

In addition to the indemnification provisions provided for in our restated certificate of incorporation and bylaws, we have entered into separate indemnification agreements with our directors. These indemnification agreements provide, among other things, that we will indemnify our directors for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred by a director in any claim, action or proceeding arising in his or her capacity as a director of our company or in connection with service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director makes a claim for indemnification.

We also maintain insurance policies which insure our directors and officers against certain liabilities.

The foregoing summaries are qualified in their entirety by reference to the complete text of the DGCL and our restated certificate of incorporation, our bylaws and agreements referred to above, which have been filed as exhibits to reports we file with the SEC.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index immediately following the signature pages and is incorporated herein by reference.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this Registration Statement; and

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Conshohocken, Commonwealth of Pennsylvania, on the 14th day of January 2013.

NUPATHE INC.
By:	/s/ Armando Anido
Armando Anido
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Armando Anido and Keith A. Goldan, jointly and severally, his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Armando Anido	Chief Executive Officer and Director	January 14, 2013
Armando Anido	(Principal Executive Officer)

/s/ Keith A. Goldan	Chief Financial Officer	January 14, 2013
Keith A. Goldan	(Principal Financial and Accounting Officer)

/s/ Wayne P. Yetter	Chairman of the Board	January 14, 2013
Wayne P. Yetter

/s/ Michael Cola	Director	January 14, 2013
Michael Cola

/s/ James A. Datin	Director	January 14, 2013
James A. Datin

/s/ William J. Federici	Director	January 14, 2013
William J. Federici

/s/ Richard S. Kollender	Director	January 14, 2013
Richard S. Kollender

/s/ Robert P. Roche, Jr.	Director	January 14, 2013
Robert P. Roche, Jr.

/s/ Brian J. Sisko	Director	January 14, 2013
Brian J. Sisko

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of NuPathe Inc. (1)

4.2	Certificate of Powers, Designations, Preferences, Rights and Qualifications, Limitations or Restrictions of Series A Preferred Stock (2)

4.3	Bylaws of NuPathe Inc. (3)

5.1	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of KPMG LLP

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1 filed herewith)

24.1	Power of Attorney (included on signature pages hereto)

99.1	NuPathe Inc. 2010 Omnibus Incentive Compensation Plan, as amended and restated effective April 11, 2011 (4)

(1)	Filed with the SEC as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 12, 2010 and incorporated herein by reference.

(2)	Filed with the SEC as Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on September 26, 2012 and incorporated herein by reference.

(3)	Filed with the SEC as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on August 12, 2010 and incorporated herein by reference.

(4)	Filed with the SEC as Appendix A to the Registrant’s Proxy Statement on Schedule 14A filed on April 22, 2011 and incorporated herein by reference.